                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated March 27, 2000, related to the financial statements of OEC Compression Corporation for the years ended December 31, 1999 and 1998 (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

Dallas, Texas
November 28, 2000